UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 30, 2005, Pope & Talbot, Inc. (the “Company”) entered into letter agreements with the other parties to its Halsey pulp mill leases pursuant to which the other parties waived compliance with certain financial covenants in the lease documents as of and for the period ending September 30, 2005. In particular, the Company entered into a letter agreement dated September 30, 2005 with Wells Fargo Bank Northwest, as Indenture Trustee, and the various Note Purchasers under the Participation Agreement dated as of December 27, 2001, and a separate letter agreement (restated as of October 4, 2005) with SELCO Service Corporation, as Owner Participant, and Wilmington Trust Company, as Owner Trustee and as Lessor under the Amended and Restated Facility Lease dated December 27, 2001. The financial covenants are set forth in Section 6.3 of both the Facility Lease and the Participation Agreement, as such Section 6.3 was amended and restated in the Amendment dated December 13, 2002 previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Both letter agreements waived compliance as of September 30, 2005 with the covenants contained in Section 6.3(a), which required maintenance of either a Fixed Charge Coverage Ratio or a minimum liquidity level, and Section 6.3(c), which required maintenance of Adjusted Net Worth (shareholders’ equity less cumulative translation adjustment) of at least $139,531,000 as of September 30, 2005. Compliance with Section 6.3(b) was not required as of September 30, 2005 and therefore was not waived. The Company sought the covenant waiver because it expected to be out of compliance with the Adjusted Net Worth covenant of Section 6.3(c) as of September 30, 2005. The Company does not expect to be out of compliance with Section 6.3(a).

In both letter agreements, the Company agreed that it would comply with the covenants in Section 6.3(a) and Section 6.3(c) as of October 31, 2005. The Company does not currently expect to be in compliance with the Adjusted Net Worth covenant as of October 31, 2005, and therefore expects to continue discussions with the Owner Participant and the Note Purchasers for a further waiver or amendment of the covenants or some other negotiated resolution.

The Company also agreed to refrain from creating any material liens on its Spearfish sawmill, and to facilitate appraisals and environmental assessments of the Spearfish sawmill and the Halsey pulp mill to be conducted on behalf of the Note Purchasers. The Company also agreed to pay certain fees and expenses of the Owner Participant and the Note Purchasers.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

4.1	Restated Waiver Letter Agreement dated October 4, 2005 among the Company, SELCO Service Corporation and Wilmington Trust Company.

4.2	Waiver Letter Agreement dated September 30, 2005 among the Company, Wells Fargo Bank Northwest, and the Note Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 6, 2005.

POPE & TALBOT, INC.
Registrant

By	/s/ Richard K. Atkinson
Vice President and Chief Financial Officer

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